UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 12, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          On May 12, 2009, the National Advertising Division (NAD) of the Council of Better Business Bureaus, an investigation arm of the advertising industry’s voluntary self-regulation program, issued a press release announcing the results of a review of the Company’s advertising claims related to its oral forms of Zicam Cold Remedy products. The NAD determined, among other things, that the Company’s advertising claims were supported — that its oral Cold Remedy products are effective in shortening the duration of the common cold and in reducing the severity of the symptoms of a cold. But, the NAD recommended the Company use “may” in connection with the severity claim for the oral Cold Remedy products. Based on the abundant and solid clinical literature establishing the effectiveness of oral zinc in the reduction of the severity of the common cold and the Company’s own studies, among other things, the Company believes the severity reduction claim is well supported. The Company has taken under advisement the NAD recommendation.

SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Acting President, Chief Operating Officer, and Chief Financial Officer

Date: May 12, 2009

3